LM Funding America, Inc. Reports Third Quarter 2025 Financial Results

- Acquired 11 MW site in Mississippi with 7.5 MW mining in September and 26 MW total power capacity

- Raised net $21.3 million in August to build Bitcoin Treasury

- Mining margin improved to 49.0% from 41.0% in Q2 2025

- Executed private repurchase in October and authorized share buyback

- As of October 31, 2025 held 294.9 Bitcoin valued at approximately $32.2 million

TAMPA, FL, November 14, 2025—LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a Bitcoin treasury and mining company, today reported financial results for the three months ended September 30, 2025.

Q3’25 Financial Highlights

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Total revenue for the quarter was $2.2 million dollars, up 13.0% sequentially from Q2 2025 and 73.5% year-over-year. The increase was driven by higher average Bitcoin prices and contributions from the Mississippi facility for the second half of September.
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The Company mined 17.6 Bitcoins during the quarter at an average price of approximately $114,000, compared to 18.4 Bitcoins in Q2 2025 at an average price of approximately $98,000. The sequential decline was due to higher curtailment and increased difficulty rate.
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Mining margin improved to 49.0%, compared with 41.0% in the second quarter 2025, driven by eliminating hosting costs, curtailment and energy sales offsetting mining costs, and higher fleet efficiency. The Company generated approximately $152,000 in curtailment and energy sales for the quarter. Mining margin is calculated as digital mining revenues minus digital mining cost of revenues net of curtailment and energy sales.
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Operating expenses increased $0.4 million driven by increase in staff costs related to the Mississippi site acquisition and performance compensation bonuses offset in part by gain on fair value of Bitcoin totaling $1.0 million.
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Net loss for the quarter was $3.7 million and Core EBITDA1 loss was $1.4 million as compared to the prior year quarter Net loss of $4.3 million and Core EBITDA loss of $1.9 million.
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Cash was approximately $0.3 million, and Bitcoin holdings totaled 304.5 Bitcoin, valued at $34.7 million based on Bitcoin price of approximately $114,000, as of September 30, 2025.
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Net book value of LM Funding stockholders’ equity was approximately $50.1 million, or $3.23 per share2, as of September 30, 2025.
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As of October 31, 2025 the Company held 294.9 Bitcoin, valued at approximately $32.2 million, based on a Bitcoin price of $109,225 as of October 31, 2025, or $2.64 Bitcoin per share3.

1 Core EBITDA is a non-GAAP financial measure, and a reconciliation of Core EBITDA to net income can be found below.

2 Calculated using 15,517,988 shares outstanding as of September 30,2025.

3 Calculated using 12,209,413 shares outstanding as of October 31, 2025.

Q3’25 and Recent Operational Highlights

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$21.3 Million Treasury Raise: During the third quarter, LM Funding successfully raised approximately net $21.3 million through a $12.6 million registered direct offering and a $10.4 million private placement in August 2025, with the net proceeds primarily dedicated to enhancing the Company’s Bitcoin treasury. Proceeds from the financings were deployed to acquire 164 Bitcoin, increasing the Company’s holdings to approximately 304.5 Bitcoin as of quarter-end, further strengthening LM Funding’s balance sheet and long-term position.
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Mississippi 11 MW Acquisition: During the third quarter, LM Funding acquired an 11 MW Bitcoin mining facility in Columbus, Mississippi, advancing the Company’s vertical integration strategy. Approximately 7.5 MW of capacity were energized at closing, enabling immediate contribution to production. In addition, LM Funding redeployed more efficient miners to the site to optimize uptime and fleet performance. As a result, the Company achieved a 27.8% increase in Bitcoin production in October 2025 compared to September 2025.
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Oklahoma 2 MW Expansion: The Company made meaningful progress on its 2 MW immersion expansion at its 15 MW site in Oklahoma and secured 320 Bitmain S21 immersion units to support the upgrade. Containerized immersion systems are scheduled to be delivered this month, with energization targeted for December 2025, positioning the site to benefit from improved thermal performance, higher efficiency, and more consistent uptime year-round.
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Share Repurchase and Authorized Buyback Program: The Company recently completed a privately negotiated repurchase of approximately 3.3 million shares and warrants to purchase 7.3 million common shares that were originally issued in its August 2025 private placement, for a total purchase price of approximately $8.0 million. The transaction was financed through an $11 million credit facility with Galaxy Digital. Following the private repurchase, the Company’s Board of Directors authorized a $1.5 million share buyback program. Together, these actions reflect LM Funding’s conviction in its intrinsic value and commitment to increasing Bitcoin per share and mNAV for shareholders.

Management Commentary

“The third quarter was about execution, integration, and disciplined capital allocation,” said Bruce Rodgers, Chairman and CEO of LM Funding. “We strengthened our Bitcoin treasury through a $21.3 million financing, completed the acquisition and integration of a 11-megawatt Mississippi facility, and expanded our owned infrastructure to 26 megawatts across two sites. After quarter-end, we simplified our capital structure with a private repurchase of units and authorized a share buyback program — tangible actions that demonstrate our belief in the value we’re building. We are long on Bitcoin and confident in our strategy to build equity value, and every decision we make is focused on improving per-share intrinsic value over time.”

“From closing and integrating the Mississippi facility to optimizing fleet performance and achieving a 28% month-over-month increase in Bitcoin production in October, we saw the benefits of control and scale take hold these last four months,” said Ryan Duran, President of US Digital Mining (“USDM”). “We now operate roughly 0.71 EH/s of capacity across 26 megawatts, with the next efficiency leap coming as our 2 MW immersion expansion in Oklahoma is anticipated to energize in December. The foundation continues to be built — owned power, efficient machines, and operational flexibility — and our focus from here is improving production, efficiency, and Bitcoin per share.”

“Revenue increased 74% year-over-year, mining margins improved to 49%, and our corporate actions are aimed at materially enhancing per-share value,” said Richard Russell, CFO of LM Funding.

“Following quarter-end, we deployed $8.0 million from our Galaxy loan facility to repurchase more than 3.3 million shares and 7.3 million warrants, removing dilution and reducing share count. With a $1.5 million authorized buyback in place and a balance sheet anchored by Bitcoin, we have the flexibility to fund operations, expand capacity, and increase shareholder value while growing our Bitcoin treasury.”

Investor Conference Call

LM Funding America, Inc. (Nasdaq: LMFA) operates as a Bitcoin treasury and mining company. The Company was founded in 2008 and is based in Tampa, Florida. The Company also operates a technology-enabled specialty finance business that provides funding to nonprofit community associations primarily in the State of Florida. For more information, please visit https://www.lmfunding.com.

Conference Call Details

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Date: November 14, 2025
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Time: 8:00 AM EST
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Participant Call Links:
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Live Webcast: Link
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Participant Call Registration: Link

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, the risks of operating in the cryptocurrency mining business, our limited operating history in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, the ability to finance our site acquisitions and cryptocurrency mining operations, the risks associated with growing our Bitcoin treasury operations and strategy, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

For investor and media inquiries, please contact:

Investor Relations
Orange Group
Yujia Zhai
lmfundingIR@orangegroupadvisors.com

LM Funding America, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets

	September 30,	December 31,
	2025 (unaudited)	2024
Assets
Cash	$ 291,571	$ 3,378,152
Digital assets - current (Note 3)	11,399,701	9,021,927
Finance receivables	28,148	21,051
Marketable securities (Note 6)	23,630	27,050
Receivable from sale of Symbiont assets (Note 6)	-	200,000
Prepaid expenses and other assets	904,079	827,237
Digital assets - collateral (Note 3)	5,500,000	-
Income tax receivable	31,187	31,187
Current assets	18,178,316	13,506,604

Fixed assets, net (Note 4)	15,655,533	18,376,948
Intangible assets, net (Note 4)	6,748,137	5,478,958
Deposits on mining equipment (Note 5)	501,228	467,172
Long-term investments - equity securities (Note 6)	5,598	4,255
Investment in Seastar Medical Holding Corporation (Note 6)	58,995	200,790
Digital assets - long-term (Note 3)	16,402,955	-
Digital assets - collateral (Note 3)	1,430,000	5,000,000
Right of use assets (Note 8)	785,918	938,641
Other assets	389,119	73,857
Long-term assets	41,977,483	30,540,621
Total assets	$ 60,155,799	$ 44,047,225

Liabilities and stockholders' equity
Accounts payable and accrued expenses	3,071,168	989,563
Note payable - short-term (Note 7)	6,579,828	386,312
Due to related parties (Note 10)	59,337	15,944
Current portion of lease liability (Note 8)	190,821	170,967
Total current liabilities	9,901,154	1,562,786

Note payable - long-term (Note 7)	1,243,397	6,365,345
Lease liability - net of current portion (Note 8)	605,234	776,535
Long-term liabilities	1,848,631	7,141,880
Total liabilities	11,749,785	8,704,666

Stockholders' equity (Note 9)
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	-	-

Common stock, par value $.001; 350,000,000 shares authorized; 15,517,988 and 5,133,412 shares issued and outstanding as of September 30, 2025 and December 31, 2024	14,987	4,602
Additional paid-in capital	124,810,596	102,685,470
Accumulated deficit	(74,690,296)	(65,662,731)
Total LM Funding America stockholders' equity	50,135,287	37,027,341
Non-controlling interest	(1,729,273)	(1,684,782)
Total stockholders' equity	48,406,014	35,342,559
Total liabilities and stockholders’ equity	$ 60,155,799	$ 44,047,225

LM Funding America, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations

	Three Months ended September 30,		Nine Months ended September 30,
	2025	2024	2025	2024
Revenues:
Digital mining revenues	$ 2,010,404	$ 1,127,455	$ 6,090,708	$ 8,618,436
Specialty finance revenue	141,634	97,558	303,968	303,222
Rental revenue	26,265	30,460	83,288	92,766
Total revenues	2,178,303	1,255,473	6,477,964	9,014,424
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	1,177,184	730,716	4,013,878	5,742,773
Curtailment and energy sales	(151,887)	-	(524,842)	-
Staff costs and payroll	2,537,105	1,567,984	4,675,209	3,648,898
Depreciation and amortization	1,972,133	1,935,835	6,049,054	5,787,390
Gain on fair value of Bitcoin, net	(1,032,374)	(104,744)	(2,983,537)	(3,096,774)
Impairment loss on mining equipment	-	-	-	1,188,058
Professional fees	443,335	628,686	1,116,649	1,622,914
Selling, general and administrative	448,487	209,088	1,133,871	582,675
Real estate management and disposal	14,687	31,144	73,421	89,430
Collection costs	1,702	15,054	27,643	36,396
Settlement costs with associations	-	-	3,693	-
Loss on disposal of assets	-	12,449	286,359	54,506
Other operating costs	284,929	229,784	799,889	667,401
Total operating costs and expenses	5,695,301	5,255,996	14,671,287	16,323,667
Operating loss	(3,516,998)	(4,000,523)	(8,193,323)	(7,309,243)
Unrealized gain (loss) on marketable securities	10,400	(3,296)	(3,420)	984
Impairment loss on prepaid machine deposits	-	(12,941)	-	(12,941)
Unrealized gain (loss) on investment and equity securities	16,422	(346,866)	(140,452)	(852,624)
Gain (loss) on fair value of purchased Bitcoin, net	-	-	(52,704)	57,926
Other income - coupon sales	-	-	-	4,490
Interest expense	(235,282)	(124,035)	(683,734)	(231,754)
Interest income	916	98,343	2,592	124,696
Loss before income taxes	(3,724,542)	(4,389,318)	(9,071,041)	(8,218,466)
Income tax expense	-	-	-	-

Net loss	$ (3,724,542)	$ (4,389,318)	$ (9,071,041)	$ (8,218,466)
Less: loss (gain) attributable to non-controlling interest	(4,903)	105,043	43,476	265,296
Net loss attributable to LM Funding America Inc.	$ (3,729,445)	$ (4,284,275)	$ (9,027,565)	$ (7,953,170)
Less: deemed dividends (Note 9)	(347,782)	(1,704,305)	(347,782)	(1,704,305)
Net loss attributable to common shareholders	$ (4,077,227)	$ (5,988,580)	$ (9,375,347)	$ (9,657,475)

Basic loss per common share (Note 1)	$ (0.41)	$ (2.25)	$ (1.39)	$ (3.82)
Diluted loss per common share (Note 1)	$ (0.41)	$ (2.25)	$ (1.39)	$ (3.82)

Weighted average number of common shares outstanding
Basic	9,986,433	2,659,974	6,768,862	2,525,160
Diluted	9,986,433	2,659,974	6,768,862	2,525,160

LM Funding America, Inc. and Subsidiaries Unaudited Consolidated Statements of Cash Flows

	Nine Months ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (9,071,041)	$ (8,218,466)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,049,054	5,787,390
Noncash lease expense	152,723	79,629
Amortization of debt issue costs	66,994	-
Stock issued for services	-	100,001
Stock compensation	-	76,322
Stock option expense	259,384	332,415
Accrued investment income	-	(123,076)
Accrued interest expense on finance lease	42,875	-
Digital assets other income	-	(4,490)
Gain on fair value of Bitcoin, net	(2,930,833)	(3,154,700)
Impairment loss on mining machines	-	1,188,058
Impairment loss on hosting deposits	-	12,941
Unrealized loss (gain) on marketable securities	3,420	(984)
Unrealized loss on investment and equity securities	140,452	852,624
Loss on disposal of fixed assets	286,359	54,506
Change in operating assets and liabilities:
Prepaid expenses and other assets	391,857	3,650,696
Repayments to related party	43,393	41,541
Accounts payable and accrued expenses	2,081,605	(664,681)
Mining of digital assets	(6,090,708)	(8,618,436)
Lease liability payments	(194,322)	(81,304)
Net cash used in operating activities	(8,768,788)	(8,690,014)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	(3,145)	(4,618)
Net collections of finance receivables - special product	(3,952)	(1,571)
Capital expenditures	(635,691)	(1,228,428)
Proceeds from sale of fixed assets	953,153	78,806
Collection of note receivable	200,000	1,449,066
Acquisition of hosting site	(4,230,368)	-

Investment in notes receivable	-	(2,867,195)
Investment in digital assets - Bitcoin	(18,673,167)	-
Investment in digital assets - Tether	(29,572)	-
Proceeds from sale of Bitcoin	6,984,091	6,821,185
Proceeds from the sale of Tether	29,460	3,003
Deposits for mining equipment	(1,004,326)	-
Distribution to members	(1,015)	(19,616)
Net cash provided by (used in) investing activities	(16,414,532)	4,230,632
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings, net of issuance costs	1,240,195	6,344,084
Insurance financing repayments	(588,123)	(547,022)
Exercise of options	-	25,000
Proceeds from warrant exercise	95,999	-
Proceeds from the issuance of common stock, net of issuance costs	21,348,668	2,148,704
Net cash provided by financing activities	22,096,739	7,970,766
NET INCREASE (DECREASE) IN CASH	(3,086,581)	3,511,384
CASH - BEGINNING OF PERIOD	3,378,152	2,401,831
CASH - END OF PERIOD	$ 291,571	$ 5,913,215

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Insurance financing	$ 352,501	$ -
Change in accounting principle (see Note 1)	$ -	$ 614,106
Issuance of common stock as retainer for services	$ 431,460	$ -
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$ -	$ -
Cash paid for interest	$ 489,083	$ 222,697

NON-GAAP CORE EBITDA RECONCILIATION

Our reported results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We also disclose Earnings before Interest, Tax, Depreciation and Amortization ("EBITDA") and Core Earnings before Interest, Tax, Depreciation and Amortization ("Core EBITDA") which adjusts for unrealized loss (gain) on investment and equity securities, loss on disposal of mining equipment, impairment loss on mining equipment and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners.

The following tables reconcile net loss, which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA:

	Three Months ended September 30,		Nine Months ended September 30,
	2025	2024	2025	2024

Net income (loss)	$ (3,724,542)	$ (4,389,318)	$ (9,071,041)	$ (8,218,466)
Income tax expense	-	-	-	-
Interest expense	235,282	124,035	683,734	231,754
Depreciation and amortization	1,972,133	1,935,835	6,049,054	5,787,390
Loss before interest, taxes & depreciation	$ (1,517,127)	$ (2,329,448)	$ (2,338,253)	$ (2,199,322)
Unrealized loss (gain) on investment and equity securities	(16,422)	346,866	140,452	852,624
Loss on disposal of mining equipment	-	12,449	286,359	54,506
Impairment loss on mining equipment	-	-	-	1,188,058
Stock compensation and option expense	123,958	110,806	259,384	408,737
Core income (loss) before interest, taxes & depreciation	$ (1,409,591)	$ (1,859,327)	$ (1,652,058)	$ 304,603